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                                                                     Exhibit 5.1


                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]


                                 July 27, 1999



(213) 229-7000                                                     C 60385-00037

Metro-Goldwyn-Mayer Inc.

2500 Broadway Street

Santa Monica, California  90404

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), in connection with the registration of 21,874,935 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company issuable under its Amended and Restated 1996 Stock Incentive Plan (the "Plan"). In connection therewith, we have examined, among other things, the Registration Statement on Form S-8 (the "Registration Statement") proposed to be filed by the Company with the Securities and Exchange Commission on or about July 27, 1999; such Registration Statement is also a post-effective amendment to the Company's previously filed Registration Statement on Form S-8 (File No. 333-52953). We have also examined the proceedings and other actions taken by the Company in connection with the authorization of the shares of Common Stock issuable under the Plan and such other matters as we deemed necessary for purposes of rendering this opinion.

     Based upon the foregoing, and in reliance thereon, we are of the opinion that the shares of Common Stock issuable under the Plan, when issued, delivered and paid for in accordance with the Plan and the agreements evidencing awards thereunder and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category or persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.


                                   Very truly yours,


                                   /s/ Gibson, Dunn & Crutcher LLP
                                   GIBSON, DUNN & CRUTCHER LLP

GLS/LMF